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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                   Set forth below are certain subsidiaries of
                        E. I. du Pont de Nemours and Co.



                                                             Organized Under
                            Name                                 Laws Of
---------------------------------------------------------    ---------------

Agar Cross S.A...........................................     Argentina
Camtex Fabrics Ltd.......................................     England
Christiana Insurance Limited.............................     Bermuda
DDBH, Ltd................................................     Bermuda
DPC (Luxembourg) SARL....................................     Luxembourg
DUKL Holdings Limited....................................     England
DuPont Agrichemicals Caribe, Inc.........................     Delaware
DuPont Agricultural Caribe Industries, Ltd...............     Bermuda
DuPont Agricultural Chemicals Ltd. (80% owned)...........     China
DuPont Argentina S.A.....................................     Argentina
DuPont Asia Pacific, Ltd.................................     Delaware
DuPont (Australia) Ltd...................................     Australia
DuPont Automotive Coatings Belgium S.A. - N.V............     Belgium
DuPont (Bermuda) Holding, Ltd............................     Bermuda
DuPont Beteiligungs GmbH.................................     Austria
DuPont BVco BV...........................................     The Netherlands
DuPont Canada Inc. (76.6% owned).........................     Canada
DuPont Chemical and Energy Operations, Inc...............     Delaware
DuPont China Holding Company Ltd.........................     China
DuPont China Limited (HK)................................     Hong Kong
DuPont China Limited (U.S.)..............................     Delaware
DuPont Conid S.p.A.......................................     Delaware
DuPont Coordination Center N.V...........................     Belgium
DuPont CZ spol...........................................     Czech Republic
DuPont DACI Beteiligungs GmbH............................     Austria
DuPont Danmark ApS.......................................     Denmark
DuPont de Colombia, S.A..................................     Colombia
DuPont Delaware, Inc.....................................     Delaware
DuPont de Nemours (Belgium) BVBA.........................     Belgium
DuPont de Nemours (Deutschland) GmbH.....................     Germany
DuPont de Nemours Development S.A........................     Switzerland
DuPont de Nemours (Flandre) S.A..........................     France
DuPont de Nemours (France) S.A.S.........................     France
DuPont de Nemours Groupe S.A.R.L.........................     France
DuPont de Nemours International S.A......................     Switzerland
DuPont de Nemours Italiana S.r.l.........................     Italy
DuPont de Nemours (Luxembourg) S.A.R.L...................     Luxembourg
DuPont de Nemours (Nederland) B.V........................     The Netherlands

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                                                             Organized Under
                            Name                                 Laws Of
---------------------------------------------------------    ---------------

DuPont de Nemours Packaging S.A.S........................     France
DuPont Deutschland Holding GmbH & Co. KG.................     Germany
DuPont Diagnostics, Inc..................................     Delaware
DuPont do Brasil S.A.....................................     Brazil
DuPont Dow Elastomers L.L.C. (50% owned).................     Delaware
DuPont Elastomers Inc....................................     Delaware
DuPont Electronic Materials, Inc.........................     Delaware
DuPont Electronics Microcircuits Industries, Ltd.........     Bermuda
DuPont Energy Company....................................     Delaware
DuPont Engineering Products, S.A.R.L.....................     Luxembourg
DuPont Far Eastern Petrochemicals Ltd. (70% owned).......     Taiwan
DuPont Feedstocks Company................................     Delaware
DuPont Fibers (China) Ltd. (86.5% owned).................     China
DuPont Flandre Finance...................................     France
DuPont Flooring Systems, Inc.............................     Georgia
DuPont Foreign Sales Corporation.........................     Virgin Islands
DuPont Global Operations, Inc............................     Delaware
DuPont Holographics, Inc.................................     Utah
DuPont Hungary Kft.......................................     Hungary
DuPont Iberica, S.L......................................     Spain
DuPont India Ltd.........................................     Delaware
DuPont International (Luxembourg) SCA....................     Luxembourg
DuPont International Trading, Inc........................     Delaware
DuPont Kabushiki Kaisha..................................     Delaware
DuPont-Kansai Automotive Coatings Company
   (60% owned)...........................................     Delaware
DuPont KGA B.V...........................................     The Netherlands
DuPont (Korea) Inc.......................................     Republic of Korea
DuPont Mexico S.A. de C.V................................     Mexico
DuPont Netherlands, Inc..................................     Delaware
DuPont (New Zealand) Limited.............................     New Zealand
DuPont NLco B.V..........................................     The Netherlands
DuPont Operations Inc....................................     Delaware
DuPont Operations (Luxembourg) SARL......................     Luxembourg
DuPont Operations Worldwide, Inc.........................     Delaware
DuPont Performance Coatings Austria GmbH.................     Austria
DuPont Performance Coatings GmbH & Co. KG................     Germany
DuPont Performance Coatings France SAS...................     France
DuPont Performance Coatings Iberica, S.L.................     Spain
DuPont Performance Coatings, Inc.........................     Delaware
DuPont Performance Coatings Italia srl...................     Italy
DuPont Performance Coatings Nederland BV.................     The Netherlands
DuPont Performance Coatings Portugal, Tintas e
   Vernizes, LDA.........................................     Portugal

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                                                             Organized Under
                            Name                                 Laws Of
---------------------------------------------------------    ---------------

DuPont Performance Coatings Scandinavia AB...............     Sweden
DuPont Performance Coatings (U.K.) Ltd...................     England
DuPont Pharmaceuticals Company...........................     Delaware
DuPont Pharma, Inc.......................................     Delaware
DuPont Photomasks, Inc. (32.37% owned)...................     Texas
DuPont Poland Sp z.o.o...................................     Poland
DuPont Polimeros Ltda....................................     Brazil
DuPont Polyester Europe Aps..............................     Denmark
DuPont Polymer Powder S.A................................     Switzerland
DuPont Powder Coatings France SAS........................     France
DuPont Powder Coatings Scandinavia AB....................     Sweden
DuPont Powder Coatings U.K. Ltd..........................     England
DuPont Powder Coatings USA, Inc..........................     Texas
DuPont Protein Technologies International Inc............     Delaware
DuPont Pulverlack Deutschland GmbH & Co., KG.............     Germany
DuPont Qingdao Nylon Enterprise Ltd. (99.5% owned).......     China
DuPont S.A. de C.V.......................................     Mexico
DuPont Sabanci Polyester Europe B.V. (50% owned).........     Netherlands
DuPont Sabanci International, L.L.C. (50% owned).........     Delaware
DuPont Scandinavia GmbH..................................     Germany
DuPont Singapore Fibres Pte. Ltd. (90% owned)............     Singapore
DuPont Singapore Pte. Ltd................................     Singapore
DuPont Specialty Grains..................................     Iowa
DuPont Sverige AB........................................     Sweden
DuPont Taiwan Ltd........................................     Taiwan
DuPont Teijin Films U.K. Ltd. (50% owned)................     England
DuPont Teijin Films U.S., Limited Partnership
   (49.9980% owned)......................................     Delaware
DuPont (Thailand) Co. Ltd................................     Thailand
DuPont Trading (Shanghai) Co., Ltd.......................     China
DuPont UK B.V............................................     The Netherlands
DuPont (U.K.) Investments................................     England
DuPont (U.K.) Ltd........................................     England
DuPont Vespel Parts and Shapes, Inc......................     Pennsylvania
DuPont Wirex Ltd. (51% owned)............................     Taiwan
E. I. DuPont India Ltd...................................     India
Electronic Materials DuPont Dongguan Ltd.................     China
Equipamiento Industrial S.A..............................     Argentina
Herberts America Inc.....................................     Texas
Herberts Automotive Systems America, Inc.................     Michigan
Herberts Huajia Chemicals & Powder Coatings Co.
   (56% owned)...........................................     China
Herberts Langfan Yanmei Chemicals Co. Ltd. (55% owned)...     China
Herberts Mexico S.A. de C.V..............................     Mexico

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                                                             Organized Under
                            Name                                 Laws Of
---------------------------------------------------------    ---------------

Holding DP, S.A. de C.V..................................     Mexico
Initiatives de Mexico, S.A. de C.V.......................     Mexico
Oval Securities, Inc.....................................     Delaware
Permatex GmbH............................................     Germany
Pioneer Hi-Bred International, Inc.......................     Iowa
Protein Technologies International, Inc..................     Missouri
PT DuPont Agricultural Products Indonesia (80% owned)....     Indonesia
Qualicon, Inc............................................     Delaware
Sentinel Transportation, LLC (80% owned).................     Delaware
Sporting Goods Properties Inc............................     Delaware
Teijin DuPont Films Japan Ltd. (49.9% owned).............     Japan
Teodur B.V...............................................     The Netherlands
DuPont Toray Company Ltd. (50% owned)....................     Japan
UNIAX Corporation........................................     California
UNIAX LLC................................................     Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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